Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 of National Holdings Corporation (“the Company”) for the registration of 15,500,000 shares of common stock, of our report dated December 27, 2012 with respect to the consolidated financial statements of the Company as of and for the years ended September 30, 2012 and 2011 included in Amendment 1 to the Company’s Annual Report on Form 10-K/A.

/s/ Sherb & Co., LLP

New York, NY
September 19, 2013